UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 19, 2006

Answers Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-32255	98-0202855
(Commission File Number)	(IRS Employer Identification No.)

Jerusalem Technology Park
The Tower
Jerusalem, Israel 91481
(Address of Principal Executive Offices)

+972-2-649-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 18, 2006, Robert S. Rosenschein, the Chairman and Chief Executive Officer of Answers Corporation (the "Company"), Steven Steinberg, the Chief Financial Officer of the Company and Jeff Schneiderman, the Company's Chief Technical Officer, terminated their written sales plan adopted pursuant to Rule 10b5-1 under the Securities Act of 1933, as amended. The effective date of such termination is September 20, 2006.

Mr. Rosenschein's plan was originally adopted on May 25, 2006.  Pursuant to this plan, Mr. Rosenschein sold an aggregate of 8,000 shares of the Company's common stock.

Mr. Steinberg's plan was originally adopted on May 25, 2006.  Pursuant to this plan, Mr. Steinberg sold an aggregate of 2,500 shares of the Company's common stock.

Mr. Schneiderman's plan was originally adopted on May 31, 2006.  Pursuant to this plan, Mr. Schneiderman sold an aggregate of 1,500 shares of the Company's common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSWERS CORPORATION

By: /s/ Robert S. Rosenschein
Robert S. Rosenschein
Chief Executive Officer

Dated: September 19, 2006